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                                                                Exhibit 10.13(u)


                             Cytec Industries Inc.

                            Estate Enhancement Plan


1.   PURPOSE
     The purpose of the Cytec Industries Inc. Estate Enhancement Plan (the "Plan") is to provide Officers (as defined herein) of Cytec Industries Inc. (the "Company") insurance coverage pursuant to a split-dollar life insurance arrangement.

2.   DEFINITIONS
     For purposes of this Plan, the following terms have the meanings set forth below:

     2.01 AGREEMENT means the Agreement executed by the Participant (or Assignee) and the Company implementing the terms of this Plan.

     2.02 ALTERNATIVE DEATH BENEFIT means the death benefit payable by the Company pursuant to a Participant's (or Assignee's) Alternative Death Benefit Election.

     2.03 ALTERNATIVE DEATH BENEFIT AMOUNT means, with respect to a Participant, an amount that, after subtracting any Company federal, state, and local income tax savings resulting from the deductibility of the payment for corporate tax purposes of the Alternate Death Benefit Amount and, after adding any Company federal, state and local income tax costs resulting from the receipt of what otherwise would have been the Participant's Coverage Amount, is equal to the Participant's Coverage Amount. The Alternative Death Benefit Amount shall be determined at the time the payment is to be made, based on the Company's federal, state and local income tax rate (calculated at the marginal tax rate then applicable to the Company, but net of any federal deduction for state and local taxes) at the time of the payment, and shall be determined by the Company.

     2.04 ALTERNATIVE DEATH BENEFIT ELECTION means an election made by a Participant or Assignee pursuant to Section 9 of the Plan.

     2.05 ASSIGNEE means that person or entity designated as such in the Agreement.

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     2.06  CHANGE IN CONTROL means a Change in Control of Company, as such term is defined in the Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended from time to time, or any successor plan to such Plan.

     2.07 CLOSING PRICE OF THE COMPANY'S COMMON STOCK means (i) the closing sales price per share of Company Common Stock on the national securities exchange on which such stock is principally traded, for the last preceding date on which there was a sale of such stock on such exchange (or, if there is no such preceding date, on the first succeeding date), or (ii) if the shares of such stock are not then listed on a national securities exchange, the average of the closing bid and asked prices for the shares of such stock in the over-the-counter market for the last preceding date on which there was a sale of such stock in such market, or (iii) if the shares of such stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     2.08 COMMITTEE means the Compensation and Management Development Committee of the Board of Directors of Company, or any successor thereto.

     2.09  COMPANY means Cytec Industries Inc.

     2.10 COMPANY DEATH BENEFIT means the portion of the Policy's death benefit payable to Company, as provided in Section 8.

     2.11 COMPENSATION means the Participant's annual bonus or Performance Stock Awards, Performance Cash Awards, Deferred Stock Awards, or Deferred Cash Awards under the Cytec Industries Inc. 1993 Stock Award and Incentive Plan and Deferred Income under the Deferred Compensation Plan.

     2.12  EFFECTIVE DATE means July 17, 1997.

     2.13 EMPLOYEE means an employee or former employee of the Company who is eligible to participate in the Plan.

     2.14 INSURER means, with respect to a Participant's Policy, the insurance company issuing the Policy on the Participant's life (or on the lives of the Participant and a Participant's spouse, in the case of a Survivorship Policy) pursuant to the provisions of the Plan.

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     2.15  OFFICER means an executive officer of the Company and also includes a former executive officer whose participation is approved by the Committee or the Executive Committee.

     2.16 PARTICIPANT means an eligible Employee who elects to participate in the Plan.

     2.17 PARTICIPANT'S COVERAGE AMOUNT means the portion of the Policy's death benefit payable to the beneficiary(ies) of the Participant (or Assignee), as provided in Section 8.

     2.18 POLICY means the life insurance coverage acquired on the life of the Participant (or on the lives of the Participant and the Participant's spouse, in the case of a Survivorship Policy) by the Company.

     2.19  POLICY OWNER means the Company.

     2.20 POLICY VESTING DATE means the last date on which a Participant would forego Compensation pursuant to an election made by the Participant to forego Compensation.

     2.21 PREMIUM means, with respect to a Policy on the life of a Participant (or the lives of a Participant and the Participant's spouse, if the Policy is a Survivorship Policy), the amount the Company is obligated, pursuant to the terms of the Plan, to pay to the Insurer with respect to such Policy.

     2.22 SURVIVORSHIP POLICY means a Policy insuring the lives of the Participant and a Participant's spouse, with the death benefit payable at the death of the last survivor of the Participant and his or her spouse.

3.   PARTICIPATION

     3.01 ELIGIBILITY. All Officers of Company shall be eligible to participate in the Plan.

     3.02 ELECTION TO FOREGO COMPENSATION. As a condition of participating in the Plan, each Participant shall be required to make an election, in a form satisfactory to the Company, in which the Participant shall commit to forego the receipt of a specified amount of Compensation for such period of time as provided for in the Agreement, with such election to remain in effect until the first to occur of: (a) the completion of the commitment to forego Compensation (which may be immediate in the case of an election, for example, to

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          forego an existing Deferred Stock Award); or, (b) the date on which the Participant terminates employment with the Company for any reason. The Participant shall make such election by execution of an "Election to Forego Compensation and Enrollment Form" prior to the Policy's effective date. Any foregone Compensation shall, depending upon the Participant's election, reduce the Participant's interest in amounts that would otherwise become payable under the Cytec Industries Inc. 1993 Stock Award and Incentive Plan, the Deferred Compensation Plan and/or the Participant's right to receive any annual bonus he might be granted for that period. The amounts that a Participant agrees to forego pursuant to such election, unless precluded by tax or other laws to the contrary, shall be included in determining a Participant's compensation for purposes of any pension benefit plans and welfare benefit plans maintained by the Company to the same extent as if such Compensation had not been foregone.

4.   AMOUNT AND TYPE OF COVERAGE

     The amount and type of coverage provided under the Policy shall be that amount and type specified in the Agreement.

5.   PAYMENT OF PREMIUMS

     5.01 COMPANY PAYMENTS. The Company shall pay, pursuant to the Election to Forego Compensation and Enrollment Form, Premiums equal to the Compensation actually foregone by a Participant. With respect to any foregone Compensation attributable to existing Deferred Stock Awards, Deferred Cash Awards and/or Deferred Income, the Premiums shall be paid no later than thirty (30) days following the receipt by the Company of a premium bill for the Policy. With respect to any foregone Performance Stock Awards or Performance Cash Awards, the Premiums shall be paid no later than thirty (30) days following the date

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           such award would have vested, but for the election to forego such
           Compensation, and, with respect to any Performance Stock Awards, the amount of such Premium shall be based upon the Closing Price of the Company's Common Stock as of such vesting date. With respect to any foregone annual bonuses, the Premiums shall be paid no later than thirty (30) days following the date such bonus would otherwise have been paid, but for the election to forego such Compensation.

     5.02 PARTICIPANT PAYMENTS. Unless otherwise provided in an Agreement, a Participant (or Assignee) shall not be required to pay any portion of the Premium due on the Policy. However, if the Participant's Election to Forego Compensation is no longer in effect under Section
           3.02 because of the Participant's termination of employment, then, unless the termination is due to the Participant's death and the Policy death benefit becomes payable as a result of the Participant's death, the Participant (or Assignee or other successor in interest) may, within sixty (60) days after the Participant's termination of employment, elect to pay to Company as a premium payment the difference (or some portion thereof) between the Compensation the Participant elected to forego and the amount of Compensation actually foregone by the Participant up to such date (hereinafter referred to as the "Participant Special Contribution").

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     5.03  TERMINATION EVENTS.  Except as provided in Section 5.04, the
           Company's obligation to pay Premiums with respect to a Policy shall terminate:

           a. Automatically upon the death of the Participant (or upon the death of the survivor of the Participant and the Participant's spouse, if the Policy is a Survivorship Policy).

           b. Automatically (unless the Committee takes written action to the contrary), if the Participant terminates employment with the Company for any reason other than death or retirement prior to the Policy Vesting Date.

           c. Upon the mutual written agreement of the Company and Participant (or Assignee).

     5.04 IRREVOCABLE OBLIGATION. The Company's obligation to pay Policy Premiums equal to the actually foregone Compensation shall be irrevocable while such person is employed by Company, and shall remain irrevocable thereafter unless the Participant terminates employment with Company for any reason other than death or retirement prior to the Policy Vesting Date.

6.   POLICY OWNERSHIP

     6.01 OWNERSHIP. The Company shall be the owner of any Policy and shall be entitled to exercise the rights of ownership, except that the following rights shall be exercisable by the Participant (or Assignee if one is designated in the Agreement): (i) the right to designate the beneficiary(ies) to receive payment of that portion of the death benefit under such Policy equal to the Participant's Coverage Amount unless there is an Alternative Death Benefit Election in effect; and
           (ii) the right to assign any part or all of the Participant's rights under the Policy to any person, entity or trust. The Company shall not borrow from, hypothecate, withdraw cash value from, surrender in whole or in part, cancel, or in any other manner encumber a Policy without the prior written consent of the Participant (or Assignee if one is designated in the Agreement). The Company shall not take any other action with respect to a Policy that may reduce the Participant's Coverage Amount without the prior written consent of the Participant (or Assignee).

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           Notwithstanding the foregoing, if the Company becomes insolvent, then notwithstanding the foregoing provisions of this Section 6.01 or any other provision in the Plan, but subject to the foregoing limitation, the Company's creditors shall have the right to exercise all rights of ownership of the Policy, including, but not limited to, the right to borrow from, hypothecate, withdraw cash value from, surrender in whole or in part, cancel, or in any other manner encumber a Policy. The Company shall be considered "insolvent" for purposes of this Plan if (i) the Company is unable to pay its debts as they become due, or
           (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     6.02 POSSESSION OF POLICY. The Company shall keep possession of the Policy. The Company agrees to make the Policy available to the Participant (or Assignee) or to the Insurer at such times, and on such terms, as the Company determines for the sole purposes of endorsing or filing any change of beneficiary or assignment on the Policy.

     6.03 INVESTMENT OF CASH VALUES. If the Policy provides the Policy owner with a choice of investment funds for the cash values, the Company shall invest the cash values in the funds selected by and in the proportions specified by the Participant (or Assignee if one is designated in the Agreement). The Company agrees to make any investment election within thirty (30) days of receipt of a notice setting forth a written investment request by the Participant (or Assignee).

7.   ADJUSTMENT OF POLICY

     If the amount of Compensation actually foregone by a Participant as of the Participant's Policy Vesting Date is less than the amount the Participant elected to forego (either because an amount which becomes payable to a Participant is less than anticipated by a Participant, or for any other reason), or if the Participant terminates employment with the Company prior to the Participant's Policy Vesting Date (unless the termination of employment is due to the death of the Participant and the Policy death benefit becomes payable as a result of the Participant's death), then:

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     a.   The Company's obligation to pay premiums with respect to a
          Participant's Policy shall terminate as provided in Sections 5.03 and 5.04.

     b. The Participant's obligation to forego further Compensation pursuant to an election made under Section 3.02 shall terminate.

     c. The Policy's face amount shall be reduced to an amount determined by multiplying the initial face amount by a fraction, the numerator of which is the amount of Premiums paid by the Company plus any Participant Special Contribution under Section 5.02, and the denominator of which is the total Compensation the Participant elected to forego. The Participant (or Assignee) and the Company agree to execute an amendment to the Agreement and to complete any forms reasonably required by the Insurer to implement these changes.

8.   DEATH BENEFIT

     Upon the death of the Participant (or the death of the survivor of the Participant and the Participant's spouse, if the Policy is a Survivorship Policy), the death benefit under the Policy shall be divided as follows:

     a. The Company shall be entitled to receive as the Company Death Benefit an amount equal to the greater of: (i) the Policy's cash surrender value immediately prior to the death of the Participant (or the death of the survivor of the Participant and the Participant's spouse, if the Policy is a Survivorship Policy) and before any surrender charges; or (ii) the cumulative Premiums paid by the Company under the Policy.

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     b.   The beneficiary(ies) of the Participant (or Assignee) shall be entitled to receive the Participant's Coverage Amount, which shall consist of the excess, if any, of the Policy's death benefit over the Company Death Benefit.

     The Company agrees to execute an endorsement to the Policy issued to it by the Insurer providing for the division of the Policy's death benefit in accordance with the provisions of this Section.

     Notwithstanding the provisions of this Section, if the Policy's death benefit becomes payable while there is an Alternative Death Benefit Election in effect pursuant to Section 9, then the entire Policy's death benefit shall be paid to the Company.

9.   ALTERNATIVE DEATH BENEFIT ELECTION

     9.01 A Participant (or Assignee if one is designated in the Agreement) may elect an Alternative Death Benefit in lieu of the insurance benefit provided under the Plan. The Alternative Death Benefit shall be paid by the Company from the general funds of the Company, and shall not constitute an insurance benefit. It shall be paid by the Company to Participant's (or Assignee's) beneficiary(ies) at the time Participant's death benefit would have been paid (at Participant's death for single life coverage, or at the death of the survivor of the Participant and the Participant's spouse for survivorship coverage). The amount of the payment shall be equal to the Alternative Death Benefit Amount. As long as an Alternative Death Benefit Election is in effect, the beneficiary(ies) of the Participant (or Assignee) shall receive only the Alternative Death Benefit, and shall not be entitled to receive any portion of any death benefits that would become payable under the Participant's Policy, and the Participant (or Assignee) shall cooperate with the Company in effecting a change of beneficiary of the Participant's Policy to achieve such result, and such Alternate Death Benefit Election shall not be effective until the change in beneficiary has been so accomplished.

     9.02 The Participant (or Assignee) shall file with the Company a designation of beneficiary form, and the

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          Company shall be fully protected in paying Alternate Death Benefit
          Amount to beneficiaries in accordance with such form. In the event of any dispute as to the right of the designated beneficiary or beneficiaries (and others claiming by, through or under the Participant or his spouse) to receive the Alternate Death Benefit, without derogating the Company's protection under the prior sentence,
          (i) the Company may place the Alternate Death Benefit Amount in escrow, pending the outcome of any dispute, and (ii) the costs and expenses of the Company in connection with such dispute, including but not limited to the costs of any escrow and reasonable attorneys' fees, shall be payable from such Alternate Death Benefit Amount.

10.  CHANGE IN CONTROL

     If there is a Change in Control:

     a. the Plan and the Company's obligation to pay Policy Premiums hereunder equal to a Participant's foregone Compensation shall become irrevocable for all Participants in the Plan at the time of the Change in Control; and

     b. the Company immediately shall transfer the ownership of all Participants' Policies to an irrevocable trust to: (i) pay any Premiums projected to be payable on all Policies after the Change in Control and
         (ii) pay any Alternative Death Benefit that becomes payable under
         Section 9 of this Plan.

     The occurrence of a Change in Control shall not preclude a Participant (or Assignee) from thereafter making or revoking an Alternative Death Benefit Election.

     Notwithstanding the creation and funding of an irrevocable trust in accordance with the provisions of this Section, the Company or its successor shall continue to be responsible for the Premium costs associated with the Participants' Policies (to the extent set forth herein) and for any Alternative Death Benefits payable under Section 9 if such amounts are not paid by the trust for any reason, or if the trust's assets become insufficient to pay any required amounts.

11.  COMPANY DEFAULT

     11.01  COMPANY DEFAULT.  A Company Default shall be

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           deemed to have occurred with respect to a Policy if the Company fails to pay a Premium on the Policy as required under the terms of the Agreement within thirty (30) days after the due date for such Premium, or if, except pursuant to a request made by the Company's creditors as permitted by Section 6.01, the Company processes or attempts to process a policy loan, or a complete or partial surrender, or a cash value withdrawal without prior written approval from Participant (or Assignee).

     11.02 RIGHTS UPON COMPANY DEFAULT. In the event of a Company Default as described in Section 11.01, the Participant (or Assignee if one is designated in the Agreement) shall have the right to require the Company to transfer its interest in the Participant's Policy to the Participant (or Assignee). The Participant (or Assignee) may exercise this right by notifying the Company, in writing, within sixty (60) days after the Company Default occurs. Upon receipt of such notice, within thirty (30) days (unless such Company Default has previously been cured), the Company shall transfer its rights in the Policy to the Participant (or Assignee) and the Company shall thereafter have no rights with respect to such Policy. A Participant's (or Assignee's) failure to exercise its rights under this Section shall not be deemed to release the Company from any of its obligations under the Plan, and shall not preclude the Participant (or Assignee) from seeking other remedies with respect to the Company Default. Also, a Participant's (or Assignee's) failure to exercise its rights under this Section will not preclude the Participant (or Assignee) from exercising such rights upon a later Company Default.

12.  GOVERNING LAWS & NOTICES

     12.01 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the substantive law of the State of New Jersey without giving effect to the choice of law rules of the State of New Jersey.

     12.02 NOTICES. All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to the Company shall be addressed

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           to the Attention of Vice President - Employee Resources at Cytec
           Industries Inc., Five Garret Mountain Plaza, West Paterson, NJ 07424. Any notice to the Participant (or Assignee) shall be addressed to the Participant (or Assignee) at the address following such party's signature on his or her Agreement. Any party may change its address by giving written notice of such change to the other party pursuant to this Section.

13.  MISCELLANEOUS PROVISIONS

     13.01 This Plan and any Agreement executed hereunder shall not be deemed to constitute a contract of employment between an Employee and the Company, or a Participant and Company, nor shall any provision restrict the right of Company to discharge an Employee or Participant, or to restrict the right of an Employee or Participant to terminate employment.

     13.02 The masculine pronoun includes the feminine and the singular includes the plural where appropriate for valid construction.

     13.03 In order to be eligible to participate in this Plan, the Participant (and, in the case of a Survivorship Policy, the Participant's spouse) shall cooperate with the Insurer by furnishing any and all information requested by the Insurer in order to facilitate the issuance of the policy, including furnishing such medical information and taking such physical examinations as the Insurer may deem necessary. In the absence of such cooperation, the Company shall have no further obligation to the Participant to allow him or her to participate in the Plan.

     13.04 If a Participant (or a Participant's spouse, if the Policy is a Survivorship Policy) commits suicide within two years of the Participant's Policy's issue, or if the Participant (or Participant's spouse, if the Policy is a Survivorship Policy) makes any material misstatement of information or nondisclosure of medical history pertaining to the Policy's issue and dies within two years of the Policy's issue, then the only benefits payable to the beneficiary(ies) of such Participant (or Assignee, where applicable) shall be

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           an amount equal to the Premiums paid under the Policy, or, if less, the amount the Company receives on cancellation of the Policy.

     13.05 In the event of any inconsistency between the terms of this Plan as described herein and the terms of any Policy purchased hereunder or any related Agreement, the terms of such Policy or Agreement shall be controlling as to that Participant, Assignee (if any), successor-in-interest (if any) and the beneficiary or beneficiaries.

     13.06 It is the duty of the Participant and his financial advisors to review the terms of the Policy, to notify the Company if the terms of the insurance and/or the issuer of the Policy are not acceptable and to assure that the terms of the Policy conform to the provisions of this Plan and the Agreement. Each Participant acknowledges and agrees, on his own behalf and on behalf of his spouse, beneficiaries, heirs, legatees, assigns, legal representatives and other successors (collectively "Successors"), that the Company, its officers, directors and/or employees, shall not have any responsibility for the terms of the Policy, the solvency of the issuer of the Policy, the performance or non-performance of the insurer, or any other condition that may cause the funds under the Policy not to be paid as and when contemplated by the Participant and/or his Successors; all such risks being hereby assumed by the Participant and such successors in consideration of the Company making this Plan available.

     13.07 The Participant agrees and acknowledges that the Company shall not be obligated to pay any Premiums in excess of amounts of Compensation actually foregone by the Participant. Accordingly, if the Company, acting in good faith and consistent with the terms of the Plan, has paid Premiums in excess of the amounts actually foregone by a Participant, or if the terms of the Participant's Policy require the payment of any premiums in excess of amounts paid by the Company pursuant to the Company's obligations under the Plan, the Participant, as a condition to participation, irrevocably agrees that the Company may deduct any

                                     -110-
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           such Premium amount from other amounts legally owing to the
           Participant and/or his successors, whether or not such amounts constitute "Compensation." Any amounts so deducted by the Company shall be considered to be a Participant Special Contribution made pursuant to 5.02 of the Plan, except that any Policy adjustment which has already occurred under Section 7c shall not be modified if the change would results in an increase in the Policy face amount. The provisions of this Section 13.07 shall apply only if a Premium is required to be paid under the terms of the Participant's Policy, and not merely because there is optional premium which would have been payable in accordance with the original anticipated Policy premium schedule.

     13.08 An election by a Participant, in his Election to Forego Compensation, to forego Compensation other than then-existing Deferred Stock Awards, Deferred Cash Awards or Deferred Income, shall require the prior approval of the Committee or of the Executive Committee.

14.  AMENDMENT, TERMINATION, ADMINISTRATION, AND SUCCESSORS

     14.01 AMENDMENT. The Plan may be modified or amended by the Company at any time, but an amendment which is adverse to a Participant (or Assignee) will not apply to such Participant (or Assignee) unless such Participant (or Assignee) consents, in writing, to the amendment.

     14.02 TERMINATION. The Company may terminate the Plan at any time, but any such termination will not affect the rights of any Participant (or Assignee) unless such Participant (or Assignee) consents, in writing, to such termination.

     14.03 ADMINISTRATION. This Plan shall be administered by the Committee. The Committee, in its sole discretion, shall have the authority to make, amend, interpret, and enforce all rules and regulations for the administration of the Plan, and to decide or resolve all questions, including interpretation of the Plan, as may arise in connection with the Plan. In the administration of this Plan, the Committee may employ agents and delegate to them or to others

                                     -111-
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           (including Employees) such administrative duties as it sees fit. The
           Committee may consult with counsel, who may be counsel to the Company. The decision or action of the Committee (or its designee) with respect to any question arising out of, or in connection with, the administration, interpretation and application of this Plan shall be final and conclusive and binding upon all persons having any interest in the Plan.

     14.04 SUCCESSORS. The terms and conditions of this Plan shall inure to the benefit of and bind the Company and the Participant and their successors, assignees (including any Assignee), and representatives. The Company shall have the right to assign absolutely and irrevocably its rights, title and interest in a Policy without the consent of the Participant (or Assignee).

15.  CLAIMS PROCEDURE

     Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 12.02 herein. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. This notice of denial of benefits will be provided within ninety (90) days of the Committee's receipt of the claim for benefits. If the Committee fails to notify the claimant of its decision regarding the claim, the claim shall be considered denied, and the claimant then shall be permitted to proceed with an appeal as provided for in this Section.

     A claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his/her claim by filing a written statement of his/her position with the Committee no later than sixty (60) days after receipt of the written notification of such denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

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     Following the review of any additional information submitted by the claimant, either through the hearing process or otherwise, the Committee shall render a decision on the review of the denied claim in the following manner:

     a. The Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

     b. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

                             Cytec Industries Inc.

                            Estate Enhancement Plan

                                   Agreement

     An Agreement is hereby entered into between Cytec Industries Inc. (the "Company"), and _________________ (the "Participant"), by and through
 [Participant's Assignee] (the "Assignee"), to be effective ____________. The Agreement is incident to Participant's election for coverage under the Company
  Estate Enhancement Plan (the "Plan").  Assignee and Company hereby certify, acknowledge and agree as follows:

1. Company and Assignee shall cause to be issued by the Insurer a Survivorship Policy (the "Policy") insuring the lives of Participant and his or her spouse pursuant to the provisions of the Plan.

2    The Policy shall be owned by Company as provided in the Plan.

3. The Policy shall be issued by ________________ with an "Option B" death benefit and an initial face amount of $_____________.

4.   The Policy's effective date shall be ________________.

5. Subject to the terms of the Plan, Company agrees to pay premiums equal to the Participant's foregone Compensation.

6. Assignee has read and understands the provisions of the Plan, and agrees that all terms and conditions specified in the Plan are hereby incorporated by reference as though fully set forth herein and form a part of this Agreement.


------------------------------------------------    ------------------------------------------------
 Name of Assignee                                    Signature of Assignee

                                                    ------------------------------------------------
                                                     Date

                Address of Assignee:                ------------------------------------------------

                                                    ------------------------------------------------

                                                    ------------------------------------------------

------------------------------------------------    ------------------------------------------------
 Name of Company Representative                      Signature of Company
                                                     Representative

                                                    ------------------------------------------------
                                                     Date
Consent and Acknowledgment of Participant:

The undersigned Participant has read and understands the terms of the Plan and this Agreement, consents to the terms of this Agreement and the Plan, and agrees to be bound by and subject to the terms of this Agreement to the same extent as if Participant had been a party to this Agreement.


----------------------------       ---------------------------------------------
 Date                               Signature of Participant

                                   ---------------------------------------------
                                    Signature of Spouse (if Survivorship Policy)

                             Cytec Industries Inc.

                            Estate Enhancement Plan


                            Death Benefit Agreement


An Agreement is hereby entered into as of the _______ day of _______________, 1997, by and between Cytec Industries Inc. (the "Company") , and
_______________, (the "Participant").


                         W I T N E S S E T H   T H A T:
                         ------------------------------



WHEREAS, the Participant is an officer or former officer of the Company; and

WHEREAS, the Participant wishes to provide a death benefit for certain beneficiaries in the event of his death; and

WHEREAS, the Company is willing to provide such death benefit in recognition of the Participant's service as an officer or former officer of the Company; and

WHEREAS, the Participant and the Company wish to provide the terms and conditions upon which the Company will provide such death benefit.

NOW, THEREFORE, the parties agree as follows:


SECTION 1.  TERMS.  The following terms shall have the meaning specified in
            ------
            this Section.


        1.1 "Death Benefit" means an amount equal to the Equity Value of the Insurance Policy.

        1.2 "Equity Value" means the portion of the Insurance Policy death benefit received by the Company in excess of the premiums paid by the Company with respect to the Insurance Policy.

        1.3 "Insurance Policy" means the Policy of life insurance insuring the lives of the Insureds, which is described in Exhibit A attached hereto.

        1.4 "Participant's Beneficiary" shall mean the beneficiary selected to receive the death benefit in accordance with Section 3 hereof.

Section 2.   DEATH BENEFIT OBLIGATION AND PAYMENT.  Upon the death of the
             ------------------------------------
             Insureds, the Company shall pay the Death Benefit to the Participant's Beneficiary within thirty (30) days of the receipt by the Company of the proceeds of the Insurance Policy.

SECTION 3.   ELECTION OF BENEFICIARY. The Participant shall select a beneficiary
             -----------------------
             or beneficiaries to receive the Death Benefit by completing Exhibit B hereto. [Once such beneficiary has been designated, such designation is irrevocable.] The Company shall not have any liability for making payment in accordance with such selection, all such liability being waived by the Participant and his spouse on behalf of their heirs, legatees, successors and assigns.

SECTION 4.   GOVERNING LAW. This Agreement shall be governed by and construed in
             -------------
             accordance with the laws of the State of New Jersey.

SECTION 5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant, and their respective legal representatives, executors, administrators, heirs, beneficiaries, and permitted successors, assigns, and transferees.

SECTION 6.   AMENDMENT. This Agreement may not be amended, altered or modified
             ---------
             except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated excepted as provided herein.

SECTION 7.   COUNTERPARTS.  This Agreement may be executed simultaneously in
             ------------
             two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first written above.

---------------------------------------------
Name of Company Representative

---------------------------------------------      -----------------------------
Signature of Company Representative                Date

---------------------------------------------
Name of Participant

---------------------------------------------      -----------------------------
Signature of Participant                           Date

                                   EXHIBIT A


                        DESCRIPTION OF INSURANCE POLICY

INSUREDS:
---------


   INSURER          POLICY NUMBER           FACE AMOUNT         DATE OF ISSUE
-------------    -------------------     -----------------   -------------------

                                   EXHIBIT B


                             CYTEC INDUSTRIES INC.

                            DEATH BENEFIT AGREEMENT

                          BENEFICIARY DESIGNATION FORM



All payments required to be made under Section 2 of the DEATH BENEFIT AGREEMENT between Cytec Industries Inc. and ________________ shall be made to the following person(s):



Name of designated beneficiary:
                                         ---------------------------------------
Address of designated beneficiary:
                                         ---------------------------------------

                                         ---------------------------------------


If the above-designated beneficiary does not survive me, the payments will be made to the following successor beneficiary:



Name of designated beneficiary:
                                         ---------------------------------------
Address of designated beneficiary:
                                         ---------------------------------------

                                         ---------------------------------------


                                         ---------------------------------------
                                          Signature of Participant

                                         ---------------------------------------
                                          Date